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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Nextel International, Inc. on Form S-4 of our report on the financial statements of Nextel International, Inc. dated February 19, 1998, appearing in the Prospectus, which is part of this Registration Statement.

We consent to the use in this Registration Statement of Nextel International, Inc. on Form S-4 of our report on the financial statements of Corporation Mobilcom, S.A. de C.V., dated March 10, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We consent to the use in this Registration Statement of Nextel International, Inc. on Form S-4 of our report on the financial statements of Wireless Ventures of Brazil, Inc. dated March 27, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Consolidated Financial Data," "Selected Consolidated Historical Financial Data," and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Seattle, Washington
June 15, 1998